Exhibit 10.4

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

AMENDMENT AND ASSIGNMENT AGREEMENT

This AMENDMENT AND ASSIGNMENT AGREEMENT (this “Amendment”) is made as of June 11, 2003, by and among Photogen Technologies, Inc. (“Photogen”), a Nevada corporation with its principal place of business at 140 Union Square Drive, New Hope, PA 18938, Cardinal Health 411, Inc. (f/k/a RedKey, Inc., an Ohio corporation doing business as Cardinal Health Sales and Marketing Services) (“Cardinal Health”), with a place of business at 7000 Cardinal Place, Dublin, Ohio 43017, Cardinal Health 105, Inc. (f/k/a CORD Logistics, Inc.) (“CORD”), an Ohio corporation with its principal place of business at 15 Ingram Boulevard, LaVergne, TN 37086, and Alliance Pharmaceutical Corp. (“Alliance”), a New York corporation with its principal place of business at 6175 Lusk Boulevard, San Diego, CA 92121. Cardinal Health and CORD are collectively referred to herein as the “Cardinal Companies.”

Background

A.                                   Cardinal Health and Affiance are parties to that certain agreement dated February 28, 2002 (the “Service Agreement”) whereby Cardinal Health provides a contract sales force consisting of Representatives, Managers and Clinical Science Liaisons (as defined in the Service Agreement) to Detail certain pharmaceutical products for Alliance in exchange for the payment of Service Fees as defined therein. Capitalized terms which are not otherwise defined herein shall have the respective meanings given such terms in the Service Agreement.

B.                                     CORD and Alliance are parties to that certain Exclusive Distribution Agreement dated April 1, 2002 (the “Distribution Agreement”) whereby CORD acts as Alliance’s exclusive distribution agent to customers in the United States, District of Columbia and Puerto Rico.

C.                                     The Service Agreement allows Alliance to defer payment of a portion of the Service Fees (the “Deferred Fees”) in the form of a loan by Cardinal Health to Alliance, subject to the terms of the Service Agreement.

D.                                    The current balance of the Deferred Fees due and owing under the Service Agreement is in excess of [****].

E.                                      Alliance intends to sell its Imagent® Ultrasound Contrast Agent (“Imagent”) to Photogen (“Imagent Sale”) and to help facilitate such sale, Alliance and Photogen have asked the Cardinal Companies to consent to the amendment and assignment of the Service Agreement and the Distribution Agreement from Alliance to Photogen effective as of the date of the closing of the Imagent Sale (the “Closing Date”).

F.                                      The Cardinal Companies hereby consent to the amendment and assignment of the Service Agreement and the Distribution Agreement to Photogen and agree to continue to provide the services, including without limitation the Detailing Services, provided in the Service Agreement and the Distribution Agreement from the date hereof, subject to the terms and conditions of those agreements as amended by this Amendment.

NOW, THEREFORE, in consideration of and reliance on the respective representations, warranties and covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties hereto agree as follows:

I.                                         Service Agreement.

1.                                       Current Service Fees. Cardinal Health will continue to provide services to Alliance in connection with the Imagent product under the Service Agreement, and Photogen will be responsible for

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

and pay the Service Fees (the “Current Service Fees”) along with the sales force, training and all other expenses accruing thereunder (the “Current Expenses”), effective from and after April 14, 2003, and continuing until the Closing Date. Cardinal Health will invoice Photogen for the Current Service Fees and the Current Expenses on a monthly basis, and Photogen shall pay each invoice within thirty (30) days of the invoice date.

2.                                       Assumption and Assignment of Service Agreement. As of the Closing Date, Alliance assigns, and Cardinal Health hereby consents to such assignment, all of its rights and obligations under the Service Agreement to Photogen, and as of the Closing Date, Photogen accepts such assignment and assumes all of Alliance’s rights and obligations under the Service Agreement.

3.                                       Payment of Excess Deferred Fees. If Photogen completes an equity and/or debt cash financing in a series of one or more related transactions in an aggregate amount of not less than [****] subsequent to the execution of this Amendment (“Financing Transaction”), then within five (5) days of closing the Financing Transaction, Photogen will pay Cardinal Health all outstanding balances owed to Cardinal Health through April 13, 2003 (including, without limitation, the balance of Deferred Fees) in excess of [****]. The parties agree and acknowledge that as of April 13, 2003, the total amount of Deferred Fees owed to Cardinal Health is [****].

4.                                       Amendment of Service Agreement. As of the Closing Date, Photogen and Cardinal Health agree to amend the Service Agreement as follows:

(i)                                     Section 1.1(g) of the Service Agreement is hereby deleted in its entirety and replaced with the following:

(g) “Gross Sales” means all sales of the Product for uses in the cardiology area by Vendor and/or the Company, its agents, Affiliates, distributors, assignees, licensees or any other third party, less reasonable and customary reductions for credits, returns and chargebacks as any of the foregoing are actually granted, allowed or incurred in the ordinary course of business.

(ii)                                  The first sentence of Section 2.6 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

In the event of a Representative vacancy due to resignation, reassignment, or termination of a Representative, or because Company has hired a Representative in accordance with Section 3.3, Vendor shall use its best efforts to fill any such vacancy within a six (6) week period.

(iii)                               Section 2.10 of the Service Agreement is hereby deleted in its entirety. In the event Photogen elects to use the medical education services or any other services provided by other Cardinal Health affiliates, Photogen and Cardinal Health may mutually agree to such terms separately.

(iv)                              Section 3.1(a) of the Service Agreement is hereby deleted in its entirety and replaced with the following:

(a)                                  Current Payments and Deferred Fees.

(i)                                     Beginning April 14, 2003 and continuing until such time as the Financing Transaction is closed, Company will be required to pay the Service

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

Fees and Territory Operating Expenses and all other amounts due to Vendor following receipt of an invoice from Vendor. Vendor will provide weekly invoices to Company and payment of each such invoice shall be due as provided in Section 3.1(b).

(ii)                                  Subject to the requirement in Section 3.1(a)(i) that all Service Fees and Territory Operating Expenses be paid in full each month until the Financing Transaction is closed, Vendor will defer the Service Fees, Territory Operating Expenses and other amounts due to Vendor in accordance with the terms of the Agreement and this Amendment, provided however that Cardinal Health will not defer any Service Fees, Territory Operating Expenses or other amounts due to Vendor (a) after the eighteenth month of the New Term (defined below), and (b) in an amount exceeding $3,000,000 of principal plus unpaid Interest. For purposes of this Agreement, the Service Fees and Territory Operating Expenses and other amounts deferred pursuant to the terms and conditions of this Section 3.1 (a) shall be defined as the “Deferred Fees.”

(iii)                               Beginning on the first day of the nineteenth (19th) Month of the New Term, or when the principal of the Deferred Fees plus any accrued but unpaid Interest (as hereinafter defined) equal [****], whichever is sooner, Company shall no longer be entitled to defer any portion of the Service Fees, Territory Operating Expenses or other fees and shall pay such Service Fees and expenses in full as they become due pursuant to the terms of this Agreement. In no event shall the Deferred Fees plus accrued but unpaid Interest exceed [****].

(iv)                              Beginning on the first day of the nineteenth (19th) month of the New Term, Company shall pay the Deferred Fees in eighteen (18) monthly installments, in the manner described below, unless this Agreement has been terminated pursuant to Article XIV, in which case the entire balance of the Deferred Fees plus accrued Interest shall be immediately due and payable. In addition, Company shall pay such invoices in accordance with Section 3.1(b) below. The eighteen (18) monthly installments shall consist of the following:

(A)                              The first seventeen (17) monthly installments shall be paid in equal amounts calculated as if the Deferred Fees were being paid in twenty four (24) equal monthly installments of principal of the Deferred Fees plus accrued Interest as set forth on Vendor’s invoice; and

(B)                                The eighteenth (18th) monthly installment shall be in an amount equal to the balance of the then outstanding principal of the Deferred Fees plus accrued Interest.

(v)                                 The Deferred Fees shall accrue interest at the rate of [****] annually, compounded quarterly (“Interest”).

(vi)                              Company shall have the right to prepay the Deferred Fees, in whole or in part, at any time without penalty. No prepayment of the principal balance of the Deferred Fees shall extend or modify the timing of the next installment of Interest or principal and Interest due under this Agreement, and any partial prepayment shall be applied to the last payments to become due under this Agreement (in

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

reverse order of maturity). Each payment made by Company to Vendor shall be applied, to the extent of such payment, in the following manner: (a) first, to the amount of accrued but unpaid Interest as of the date of such payment; and (b) second, against the unpaid principal balance of the Deferred Fees.

(vii)                           If at any time Photogen shall have cash on hand less than the outstanding principal of the Deferred Fees and accrued but unpaid Interest plus [****], then Cardinal Health shall have the right to immediately cease the deferral of the Services Fees and related expenses under the Service Agreement. This evaluation by Vendor will occur at each [****] increment of the Deferred Fee balance. Photogen will supply Vendor with the reasonable and necessary financial information in order for Vendor to conduct this evaluation.

(viii)                        If any payment of Deferred Fees and/or Interest is not paid when due, then a late charge in an amount equal [****] of such payment shall become immediately due to Vendor as liquidated damages for failure to make prompt payment. Such charge shall be payable in any event not later than the due date of the next subsequent installment of Interest or principal and Interest.

(v)                                 Section 3.3(a) of the Service Agreement is hereby deleted in its entirety and replaced with the following:

(a)                                  For so long as the Company is not in default under the Agreement, Company has the option to hire Representatives as its own employees upon payment of a fee to Vendor equal to [****] of the Representatives’ annual base salary (“Buyout Fee”). Such Buyout Fee will be reduced proportionally on a month to month basis until no Buyout Fee is due upon expiration of the New Term

(vi)                              The second sentence of Section 3.6 of the Service Agreement is hereby deleted in its entirety and replaced with the following:

The Gross Sales Threshold is as follows:

Year	Gross Sales Threshold

2002	[****]
2003	[****]

(vii)                           The parties agree that they will negotiate in good faith commercially reasonable gross sales threshold percentages applicable to the Royalty (as defined therein) and the actual gross sales threshold set forth in Section 3.6 for the years after 2003 based on reasonable and attainable sales forecasts.

(viii)                        Pursuant to Section 14.1 of the Service Agreement, Cardinal Health and Photogen hereby agree to extend the term of the Service Agreement to a date three (3) years from the Closing Date (the “New Term”); provided, however, that the term of the Service Agreement shall be automatically extended for an additional year unless either party gives the other party at least thirty (30) days prior written notice of its intention not to extend the term; and provided, furtherr that the term of the Service Agreement shall not be automatically extended for a total of more than two additional years.

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

(ix)                                Section 17.12 is hereby deleted in its entirety and replaced with the following:

Without limiting Vendor’s rights under law or in equity, Vendor and its affiliates, parent or related entities, collectively or individually, may exercise a right of set-off against any and all amounts due to Vendor from Company. For purposes of this Section 7.6, Vendor, its affiliates, parent or related entities shall be deemed to be a single creditor.

5.                                       Payment of Deferred Fees and Unpaid Fees. As soon as practicable after the Closing Date, Photogen shall seek stockholder approval for the issuance of additional shares of Photogen’s common stock (“Common Stock”) in connection with the Imagent Sale. Upon stockholder approval, Photogen shall issue to Cardinal Health (or its designated affiliate), as full satisfaction of [****] of Deferred Fees then owed to Cardinal Health by Photogen as successor to Alliance under the Service Agreement that number of shares of Common Stock (the “Payment Shares”) determined by dividing (i) [****]. Photogen shall use its reasonable best efforts to register the Payment Shares for resale by Cardinal Health (or its respective designated affiliates), respectively, under the Securities Act of 1933, as amended.

6.                                       Services. Upon full execution of this Amendment, Cardinal Health will begin the process of recruiting and hiring Representatives and Managers in such numbers as are mutually agreed to by the parties. The parties further agree promptly to negotiate in good faith an increase in the Service Fees to pay the higher salaries necessary due to Company’s more stringent hiring criteria. As of the Closing Date, Cardinal Health will promote Mark Rowen to the position of Zone Manager, and will assign or recruit and hire a new National Sales Manager.

II.                                     Distribution Agreement.

7.                                       CORD Service Fees. CORD will continue to provide services to Alliance in connection with the Imagent product under the Distribution Agreement, and Photogen will be responsible for and pay the fees thereunder (the “CORD Service Fees”), effective from and after April 14, 2003, and continuing until the Closing Date. CORD will invoice Photogen for the CORD Service Fees on a monthly basis, and Photogen shall pay each invoice within ten (10) days of the invoice date. Upon execution of this Amendment, Photogen will pay [****] of all outstanding amounts due and payable to CORD as of the Closing Date, and CORD will send to Photogen a current list of accounts. On the 90th day after the execution of this Amendment, Photogen will pay the remaining [****] of all outstanding amounts due and payable to CORD as of the Closing Date.

8.                                       Assumption and Assignment of Distribution Agreement. As of the Closing Date, Alliance assigns, and CORD hereby consents to such assignment, all of its rights and obligations under the Distribution Agreement to Photogen, and as of the Closing Date, Photogen accepts such assignment and assumes all of Alliance’s rights and obligations under the Distribution Agreement.

9.                                       Amendment of Distribution Agreement. As of the Closing Date, Photogen and CORD agree to amend the Distribution Agreement as follows:

(i)                                     Section 6.1 of the Distribution Agreement is hereby amended to provide that Initial Tenn (as defined therein) shall be one year.

(ii)                                  Section 6.2(a) of the Distribution Agreement is hereby amended to provide that either party may terminate the Distribution Agreement upon thirty days written notice to the other party.

[****]    Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange act of 1934, as amended.

(iii)                               Exhibit A of the Distribution Agreement, Operating Guidelines, is hereby amended by deleting Sections 1.0, Warehousing, 2.0, Receiving, 3.0, Inventory, 4.0, Distribution, 5.0, Transportation, and 11.0, Chargebacks, thereof.

(iv)                              The parties agree and acknowledge that as of the date hereof the total amount of unpaid fees under the Distribution Agreement is [****] (the “Unpaid Fees”).

III.                                 General Provisions

10.                                 Termination. Cardinal Health shall have the right to terminate this Amendment for itself and on behalf of CORD upon written notice to Photogen (i) if Photogen notifies Cardinal Health that it does not intend to consummate the Imagent Sale or (ii), if the Closing Date has not occurred by July 31, 2003, on July 31, 2003. Upon the termination of this Amendment in accordance with the preceding sentence, this Amendment shall be of no further force and effect; provided, however, that the obligations in Sections 1 and 7 shall survive termination until all of the Current Service Fees, Current Expenses, and CORD Service Fees are paid in full. Except with respect to the full payment of the Current Service Fees, Current Expenses, and CORD Service Fees described in the preceding sentence, if this Amendment is terminated prior to consummation of the Imagent Sale, then Photogen shall have no further obligations to the Cardinal Companies hereunder or under the Service Agreement or Distribution Agreement.

11.                                 Miscellaneous.

(i)                                     Entire Agreement. This Amendment, the Service Agreement and the Distribution Agreement (collectively, the “Cardinal Agreements”) set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Any and all previous negotiations, agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by the Cardinal Agreements. Each of the Cardinal Companies, on the one hand, and Photogen, on the other hand, agrees and acknowledges that, except as specifically set forth herein, none of them shall have any liability or obligation to the other for any past or current liability or obligation of Photogen to the Cardinal Companies or the Cardinal Companies to Photogen, respectively, or for any past, current or future liability or obligation of Alliance to the Cardinal Companies.

(ii)                                  Assignment and Binding Effect. This Amendment and the rights of the parties hereunder may not be assigned without the prior written consent of the other party (except by operation of law) and shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

(iii)                               Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given on the day established by the sender as having been delivered personally; on the day delivered by a private courier as established by the sender by evidence obtained from the courier; or on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. To constitute a valid written notice, such communications must be addressed as set forth above or to such other address or to the attention of person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

(iv)                              Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Ohio, without regard to its provisions concerning conflict of laws that would cause the laws of another jurisdiction to govern.

(v)                                 No Benefit to Others. The representations, warranties, covenants and agreements contained in this Letter of Intent are for the sole benefit of the parties hereto and their affiliates, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

(vi)                              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Letter of Intent to produce or account for more than one such counterpart.

(vii) Severability. Any provision of this Amendment which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto on the day and year first written above and the undersigned hereby represent that they are executive officers of their respective companies and have the authority to bind such company to the terms and conditions of this Amendment.

PHOTOGEN TECHNOLOGIES, INC.

By:	/s/ Brooks Boveroux
Name: Brooks Boveroux
Title: Chief Financial Officer

CARDINAL HEALTH 411, INC.
(f/k/a REDKEY, INC. doing business as Cardinal Health Sales and Marketing Services)

By:	/s/ Anthony J. Cherichella
Name: Anthony J. Cherichella
Title: CFO

CARDINAL HEALTH 105, INC.
(f/k/a CORD LOGISTICS, INC.)

By:	/s/ Anthony J. Cherichella
Name: Anthony J. Cherichella
Title: CFO

ALLIANCE PHARMACEUTICAL CORP.

By:	/s/ Duane Roth
Name:
Title: